UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 9, 2019

Castle Brands Inc.

(Exact name of registrant as specified in its charter)

Florida	001-32849	41-2103550
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

122 East 42nd Street, Suite 5000, New York, New York	10168
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 356-0200

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ROX	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously disclosed, on August 28, 2019, Castle Brands Inc., a Florida corporation (the “Company”), Austin, Nichols & Co., Inc., a Delaware corporation and affiliate of Pernod Ricard S.A. (“Parent”), and Parent’s newly-formed subsidiary, Rook Merger Sub, Inc., a Florida corporation (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Merger Sub commenced a tender offer (the “Offer”) on September 11, 2019 to purchase all of the issued and outstanding shares of common stock, par value $0.01 per share (the “Shares”), of the Company at a purchase price of $1.27 per Share, in cash, net of applicable withholding taxes and without interest (the “Offer Price”), upon the terms and subject to the conditions set forth in the offer to purchase (the “Offer to Purchase”) and the related letter of transmittal, which were attached as exhibits to the Tender Offer Statement on Schedule TO, filed by Parent and Merger Sub with the U.S. Securities and Exchange Commission (the “SEC”) on September 11, 2019.

The Offer expired at 12:00 midnight, New York City time, on Tuesday, October 8, 2019, at which time, based on information from Continental Stock Transfer & Trust Company, the depositary and paying agent for the Offer, the Company’s shareholders have validly tendered and not withdrawn 150,335,952 Shares (excluding 2,417,028 Shares tendered pursuant to the guaranteed delivery procedures), which represented approximately 85.49% of the outstanding Shares on a fully diluted basis, and 89.52% of the then outstanding Shares on a non-fully diluted basis, and therefore satisfied the “minimum condition” of the Offer (which required the tender of that number of Shares which, when added to the Shares owned by Parent and its affiliates, would represent more than 50% of the Shares then outstanding determined on a fully-diluted basis). As a result of the satisfaction of the “minimum condition” and each of the other conditions to the Offer, Merger Sub accepted for payment all validly tendered Shares.

On October 9, 2019, Merger Sub completed the acquisition of the Company through a short-form merger (the “Merger”) in accordance with Section 607.1104 of the Florida Business Corporation Act (the “FBCA”), without the need for a meeting of the Company’s shareholders. At the effective time of the Merger, each Share then outstanding (other than any Shares in respect of which appraisal rights are validly exercised under the FBCA and any Shares owned by the Company, Parent or any of their subsidiaries (including Merger Sub)) was, by virtue of the Merger and without any action on the part of the holders of the Shares, converted into the right to receive the Offer Price. The net transaction value of the Offer and the Merger was approximately $295 million, which includes the aggregate consideration to cash out employee stock options and other stock-based compensation of the Company, amounts that will become payable under the Company’s existing credit facilities, certain other payment obligations of the Company and fees and expenses related to the foregoing. On October 9, 2019, the Company and Parent issued a joint press release announcing the completion of the Offer and the Merger, a copy of which is attached to the Company’s Schedule 14D-9/A, filed with the SEC on October 9, 2019, as Exhibit (a)(5), and is incorporated herein by reference.

As a result of the completion of the Offer, a change in control of the Company occurred (the “Change in Control”) and, as a result of the completion of the Merger, the Company has become a direct wholly-owned subsidiary of Parent.

References to, and descriptions of, the Merger Agreement as set forth herein are not intended to be complete and are qualified in their entirety by reference to the Merger Agreement, a copy of which was filed by the Company as Exhibit 2.1 to the Form 8-K dated August 29, 2019, and which is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 9, 2019, the Company notified the NYSE American of the completion of the Merger and requested that the NYSE American file a notification with the SEC to delist and deregister the Company’s common stock. On October 9, 2019, the NYSE American filed with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to delist and deregister the Company’s common stock, which will become effective 10 days after the Form 25 was filed with the SEC. Upon effectiveness of the Form 25, the Company intends to file with the SEC a certification on Form 15 under the Exchange Act, requesting the deregistration of its common stock under Section 12(g) of the Exchange Act and the suspension of its reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03 Material Modification to Rights of Security Holders.

The disclosures contained under Item 2.01 relating to the effect of the Merger on outstanding Shares (other than any Shares in respect of which appraisal rights are validly exercised under the FBCA and any Shares held by the Company, Parent or any of their subsidiaries (including Merger Sub)) are incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

The disclosures contained under Items 2.01 and 5.02 are incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Merger Agreement provides that each of the parties will take all necessary action to cause the directors of Merger Sub immediately prior to the effective time of the Merger (the “Effective Time”) to be the directors of the company, as the surviving entity of the Merger, immediately following the Effective Time.

Accordingly, on October 9, 2019, each of Mark Andrews, Mark Zeitchick, Steven D. Rubin, John F. Beaudette, Henry C. Beinstein, Dr. Phillip Frost, Dr. Richard M. Krasno and Richard J. Lampen irrevocably submitted a resignation as a director of the Company and as a member of all committees of the Board of Directors of the Company, and on October 9, 2019, Paul Duffy, Guillaume Thomas and Brian Chevlin were each appointed as a director of the Company. Information about Mr. Duffy, Mr. Thomas and Mr. Chevlin was previously disclosed in the Offer to Purchase and is incorporated herein by reference.

In addition, in connection with the Change in Control, Mark Andrews’ service as Chairman, Richard J. Lampen’s service as President and Chief Executive Officer and John Glover’s service as Executive Vice President and Chief Operating Officer each terminated on October 9, 2019.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

Pursuant to the Merger Agreement, at the Effective Time, the articles of incorporation of the Company were amended and restated.  A copy of the Company’s amended and restated articles of incorporation are filed as Exhibit 3.1 hereto and incorporated herein by reference.

In addition, pursuant to the Merger Agreement, at the Effective Time, the by-laws of the Company, as the surviving entity, were amended and restated so as to read the same as the by-laws of Merger Sub as in effect immediately prior to the Effective Time (except that all references to Merger Sub therein were changed to references to the Company, as the surviving entity).  A copy of the Company’s amended and restated by-laws are filed as Exhibit 3.2 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation of Castle Brands Inc.

3.2	Amended and Restated By-Laws of Castle Brands Inc.

99.1	Press Release dated October 9, 2019 (incorporated by reference to our Schedule 14D-9/A filed with the SEC on October 9, 2019).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Castle Brands Inc.

October 9, 2019	By:	/s/ Alfred J. Small
	Name:	Alfred J. Small
	Title:	Senior Vice President, Chief Financial Officer, Treasurer & Secretary